CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this Post-effective Amendment No. 4 to the Registration Statement for MaxFund Trust of all references to our firm included in or made a part of this Amendment.





McCurdy & Associates CPA's, Inc.
Westlake, Ohio
April 30, 2001